Exhibit 99.1

California Pizza Kitchen to Present at the Baird Growth Stock Conference

LOS ANGELES--(BUSINESS WIRE)--May 4, 2009--California Pizza Kitchen, Inc. (Nasdaq: CPKI) announced today that management will be presenting at the Baird Growth Stock Conference in Chicago, Illinois on Thursday, May 14, 2009 at 8:55 a.m. CDT.

Interested parties can listen to an audio webcast of the presentation by going to www.cpk.com. A replay of the presentation will be available by the end of the day and will continue to be available for ninety days.

California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. As of May 4, 2009 the company operates, licenses or franchises 254 locations, of which 206 are company-owned and 48 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

CONTACT:
California Pizza Kitchen, Inc.
media, Sarah Grover, 310-342-5000
investors, Sue Collyns, 310-342-5000